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Baxter International Inc. and Subsidiaries


        Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                   (unaudited - in millions, except ratios)


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Years ended December 31,                                                  2000       1999        1998        1997        1996
                                                                           (B)                    (B)         (B)
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
Income from continuing operations
         before income taxes and cumulative
         effect of accounting change                                    $  946     $1,052       $ 493       $ 570       $ 693
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Fixed charges
         Interest costs                                                    135        123         152         166          98
         Estimated interest in rentals (A)                                  33         30          26          26          24
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Fixed charges as defined                                                   168        153         178         192         122
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Adjustments to income
             Interest costs capitalized                                    (14)       (10)         (4)         (6)         (2)
             Losses of less than majority owned
              affiliates, net of dividends                                  (2)        (2)         --          --           8
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             Income as adjusted                                         $1,098     $1,193       $ 667       $ 756       $ 821
=============================================================================================================================

Ratio of earnings to fixed charges                                        6.54       7.80        3.75        3.94        6.73
=============================================================================================================================

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Three months ended March 31,                                                                                             2001

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
Income from continuing operations before
             income taxes and cumulative effect
             of accounting change                                                                                       $ 287
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Fixed charges
             Interest costs                                                                                                32
             Estimated interest in rentals (A)                                                                              8
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Fixed charges as defined                                                                                                   40
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Adjustments to income
             Interest costs capitalized                                                                                    (4)
             Losses of less than majority-owned
              affiliates, net of dividends                                                                                 --
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             Income as adjusted                                                                                         $ 323
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Ratio of earnings to fixed charges                                                                                       8.08
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

(A)  Represents the estimated interest portion of rents.


(B) Excluding the following significant unusual charges, the ratio of earnings to fixed charges was 8.24, 6.08, and 5.08 in 2000, 1998, and 1997, respectively.

     2000: $286 million charge for in-process research and development and acquisition-related costs.
     1998: $116 million in-process research and development charge, $178 million net litigation charge, $122 million exit and reorganization costs charge.
     1997:  $220 million in-process research and development charge.